OMRIX Biopharmaceuticals Announces Second Quarter 2007 Financial Results

New York, NY, August 8, 2007 — OMRIX Biopharmaceuticals, Inc. (“OMRIX” or the “Company”)
(NASDAQ: OMRI), a fully-integrated biopharmaceutical company that develops and markets biosurgical and immunotherapy products, today announced financial results for the second quarter ended June 30, 2007:

•	Total revenues of $11.2 million for the second quarter 2007, a 31% decrease from $16.1 million for the second quarter of 2006

•	Net income of $1.5 million for the second quarter of 2007, a 71% decrease from $5.3 million for the second quarter of 2006

•	Earnings per share, or EPS, of $0.09 on a diluted basis for the second quarter of 2007 versus EPS of $0.38 on a diluted basis in the second quarter of 2006

Recent Events:

•	Received Food and Drug Administration, or FDA, approval to market the Company’s liquid fibrin sealant, Evicel™, with vascular surgery indication

•	Completed patient enrollment in Fibrin Patch Phase 1 clinical trial

•	Submitted Market Authorization Application (MAA) to European Medicines Agency (EMEA) for approval to market Evicel with general hemostasis indication

•	Received FDA approval to use Cryoprecipitate, or cryo, from Talecris Biotherapeutics, Inc., or Talecris, in manufacturing process

“Although we are disappointed with the financial results of the second quarter, we remain very optimistic about our business as the fundamentals have not changed. I am particularly encouraged by the continued market penetration of Evicel in the US, which will be accelerated by the expected general hemostasis approval in the first quarter of 2008. Adding to the growth in our biosurgery platform is the anticipated approval of thrombin in September of this year,” stated Robert Taub, President and Chief Executive Officer of OMRIX Biopharmaceuticals, Inc.

Comments on the Second Quarter Financial Results and Full-Year 2007 Guidance

In the second quarter, the following two events had an impact on the Company’s revenue and net income, but will have no further effect on the growth of its business:

1. The Company has an agreement with Talecris for the purchase of cryo, a plasma fraction containing coagulation proteins and the raw material from which OMRIX manufactures BAC, one of the two components of Evicel. This agreement has several advantages, including that it enables the Company to reduce its dependency on the availability of plasma, a scarce resource, improve its manufacturing margins, and allows OMRIX to rapidly increase its manufacturing capacity with no additional investment to its infrastructure.

In the second quarter of 2007 and in anticipation of FDA approval for the use of Talecris’ cryo in the production of BAC, the Company manufactured Evicel using such cryo. The Company had expected to receive FDA approval and ship approximately $1.0 million of Evicel manufactured from such Talecris’ cryo by the end of the quarter. However, the Company did not receive FDA approval until the beginning of the third quarter when such product was shipped and when product sales from such shipment were recognized.

2. Given the worldwide shortage for Intravenous Immunoglobulin, or IVIG, the Company identified an opportunity to sell its IVIG outside of Israel and entered into an agreement for the supply of certain amounts of IVIG in an EU country. The Company completed delivery of certain shipments to this country, and recognized revenues from such shipments in the fourth quarter of 2006 and the first quarter of 2007. For administrative reasons beyond the Company’s control, OMRIX was unable to continue to recognize revenues for shipments in the amount of approximately $3.0 million, which would have been recorded in the second quarter of 2007. Although the Company continues to try and resolve the administrative issues surrounding these shipments, there can be no assurance that its attempts will be successful and that it will be able to continue to sell IVIG in this particular country in 2007.

The event described above related to the Company’s IVIG sales led it to revise its product sales guidance for the full-year 2007, as discussed below.

It is important to note that the second quarter’s financial results do not change the Company’s business and growth fundamentals. The Company remains confident in its ability to execute its strategy and demonstrate strong growth in product sales in 2008 and beyond due to, among other factors, the anticipated:

•	continued sales growth of Evicel;

•	2007 launch of Thrombin;

•	general hemostasis approval for Evicel;

•	introduction of Evicel in Europe;

•	advancement of the clinical development of the Fibrin Patch;

•	approval of Hepatitis B Immunoglobulin, or HBIG, in Sweden and additional registrations throughout Europe; and

•	sales of IVIG in the US.

Note on how to Compare 2007 to 2006 Financial Results

OMRIX records product sales from two businesses, biosurgery and immunotherapy. Product sales from biosurgery mainly represent sales of Evicel and Quixil, the Company’s liquid fibrin sealants. Product sales from immunotherapy represent sales of IVIG and HBIG, the Company’s passive immunotherapy and hyperimmune products. As part of the immunotherapy business strategy, the Company seeks to sell Vaccinia Immunoglobulin, or VIG, the Company’s bioterrorism hyperimmune product, for the treatment of complications related to the smallpox vaccination. As with all bioterrorism products, VIG sales are dependent on government contracts, and it is difficult to predict if and when a contract will be awarded and the size of such contract. In 2006, for example, OMRIX supplied VIG to the UK government and recorded total product sales of $21.2 million. In particular, second quarter 2006 revenues included $4.5 million of product sales from VIG. In contrast, financial results for the first and second quarters of 2007 do not include any product sales from VIG. Therefore, when comparing second quarter 2007 financial results to second quarter 2006 financial results it is important to note that VIG sales in 2006 had a significant positive effect on product sales, gross margins, operating margins, net income and EPS.

Second Quarter 2007 Financial Results

Total revenues for the second quarter of 2007 decreased to $11.2 million, a 31% decrease from $16.1 million for the second quarter of 2006.

Product sales from biosurgery and immunotherapy product lines decreased 34% to $9.1 million ($3.3 million from biosurgery products and $5.8 million from immunotherapy products) from $13.8 million ($3.4 million from biosurgery products and $10.4 million from immunotherapy products) for the comparable quarter in 2006. When compared to the second quarter of 2007 and adjusting for the $4.5 million of VIG sales in the second quarter of 2006, the Company’s product revenues were flat as a result of the circumstances (cryo and IVIG) noted above.

Gross profit for the second quarter of 2007 was $4.2 million, or 38% of total revenues, compared to $9.1 million, or 57% of total revenues, for the corresponding quarter of 2006. The gross margins in the second quarter of 2007 when compared to the second quarter of 2006 were affected by:

•	the absence of VIG product sales; and,

•	the imbalance between IVIG and thrombin production, from each liter of plasma, which will continue until Thrombin, as a stand-alone and component of all of the Company’s other biosurgery products, reaches certain levels of demand.

Research and development, clinical and regulatory, or R&D, expenses for the second quarter of 2007 were $1.4 million compared to $899,000 for the second quarter of 2006. The increase in R&D expenses mainly reflects costs related to the advancement of the clinical development of Adhexil, the Company’s adhesion prevention product candidate. Selling, marketing, general and administrative (“SMG&A”) expenses amounted to $3.1 million for the second quarter of 2007 compared to $3.2 million for the second quarter of 2006. In the second quarter of 2006, SMG&A expenses included $851,000 related to the Company’s Initial Public Offering that took place in that quarter.

Net income for the second quarter of 2007 was $1.5 million, a 71% decrease from $5.3 million for the second quarter of 2006. EPS for the second quarter of 2007 was $0.09 on a diluted basis versus EPS of $0.38 on a diluted basis in the second quarter of 2006.

As of June 30, 2007, the Company had 16,934,362 shares of outstanding common stock. Cash, cash equivalents and short-term investments totaled $83.7 million and total debt was approximately $792,000.

Full-Year 2007 Guidance and Upcoming Milestones

The Company is reducing its forecast of immunotherapy product sales for 2007, which previously included continuous quarterly product sales of IVIG outside of Israel. Therefore, the Company is also revising its full-year 2007 guidance of expected total product sales (not to be confused with total revenues) to a range of $42.0 million to $47.0 million from the previously stated range of $50.0 million to $55.0 million. However, the Company’s forecasts for biosurgery product sales for 2007 are unchanged. Consequently, the reduction in product sales guidance is not related to OMRIX’ biosurgery business.

As previously communicated, the Company’s product sales guidance is based on the following key assumptions:

• No product sales from VIG;
• A late 2007 product launch of Thrombin by Ethicon, a Johnson & Johnson company; and
• No material effect from the General Hemostasis approval of Evicel.

We anticipate the following milestones in the second half of 2007:

• FDA approval and launch of Thrombin;
• Fibrin Patch Phase 1 clinical trial data;
• Filing of a US IND for the Fibrin Patch and commencement of clinical trials in the US; and the
• Initiation of a Phase 1 clinical trial for Adhexil, the Company’s adhesion prevention product candidate
Conference Call Information

OMRIX will host a conference call to discuss these financial results today, Wednesday, August 8, 2007, at 5:00 p.m. Eastern time. To access the live telephonic broadcast, U.S. callers should dial (800) 901-5218; international callers may dial (617) 786-4511 and provide confirmation code 85657373. A live audio webcast of the call will be available via the Investor Relations section of the Company’s website at www.omrix.com. Participants are urged to log on to the website 15 minutes prior to the scheduled start time to download and install any necessary software.

An audio replay of the conference call will be available from 7:00 p.m. ET on Wednesday, August 8, 2007 through Wednesday, August 15, 2007 by dialing (888) 286-8010 from the U.S. or
(617) 801-6888 when calling internationally, and entering confirmation code 79600229. The audio webcast will be available on the company’s website, www.omrix.com, for 30 days. The financial results press release will also be accessible on the company’s website at www.omrix.com.

About OMRIX Biopharmaceuticals, Inc.

OMRIX Biopharmaceuticals is a fully-integrated biopharmaceutical company developing and marketing protein-based biosurgery and passive immunotherapy products. OMRIX’ biosurgery product line includes products and product candidates that are used for the control of bleeding, or hemostasis, and other surgical applications. OMRIX’ novel Fibrin Patch, a biological-device convergence product candidate, addresses severe bleeding, an unmet medical need. The Company’s passive immunotherapy product line includes antibody-rich products and product candidates for the treatment of immune deficiencies, infectious diseases and potential bio-defense applications. For more information, please visit: www.omrix.com.

Safe Harbor Statement

This press release contains forward-looking statements. Forward-looking statements provide the Company’s current expectations or forecasts of future events. Forward-looking statements include statements about the Company’s expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the company’s filings with the SEC, including sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-K as filed with the Securities and Exchange Commission on March 13, 2007 and the Company’s most recent quarterly reports on Form 10-Q and its current reports on Form 8-K. Unless required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Contact:

Michael Burshtine
EVP, Chief Financial Officer
OMRIX Biopharmaceuticals, Inc.
(212) 887-6502; mike.burshtine@omrix.com
Francesca M. DeMartino
Director, Investor Relations
OMRIX Biopharmaceuticals, Inc.
(212) 887-6510; francesca.demartino@omrix.com

Consolidated Balance Sheets (Unaudited)
(USD$ in thousands, except share and per share data)

	December 31,	June 30,
	2006	2007
		(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$45,892	$13,416
Short-term investments and marketable securities	35,193	70,324
Trade receivables, net of allowance for doubtful accounts of $15 at December 31, 2006 and June 30, 2007	9,748	11,557
Prepaid expenses and other current assets	2,453	5,492
Inventory	17,419	20,473

Total current assets	110,705	121,262

Long-term receivables	2,751	600

Property, plant and equipment, net	7,692	10,292

Other assets	497	468

Total assets	$121,645	$132,622

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term loans	$801	$792
Accounts payable and accruals:
Trade	7,498	7,403
Other	7,481	6,463

Total current liabilities	15,780	14,658

Long-term liabilities:
Long-term loans, net of current maturities	394	—
Deferred revenues	8,472	7,282
Other long-term liabilities	915	1,026

Total long-term liabilities	9,781	8,308

Total liabilities	25,561	22,966

Commitments and contingent liabilities
STOCKHOLDERS’ EQUITY:
Common stock of $0.01 par value—
Authorized: 43,636,364 shares at December 31, 2006 and June 30, 2007 (Unaudited); Issued: 16,590,409 and 16,941,487 shares at December 31, 2006 and June 30, 2007 (Unaudited), respectively; Outstanding:

16,583,284 and 16,934,362 shares at December 31, 2006 and June 30, 2007 (Unaudited), respectively;	166	169
Preferred stock of $0.01 par value—
Authorized: 7,272,727 shares at December 31, 2006 and June 30, 2007; Issued and outstanding: None at December 31, 2006 and June 30, 2007	—	—
Additional paid-in capital	167,546	176,123
Treasury stock, at cost (7,125 shares at December 31, 2006 and June 30, 2007)	(44)	(44)
Accumulated other comprehensive loss	(2,570)	(2,498)
Accumulated deficit	(69,014)	(64,094)

Total stockholders’ equity	96,084	109,656

Total liabilities and stockholders’ equity	$121,645	$132,622

Consolidated Statements of Operations (Unaudited)
(USD$ in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2006	2007	2006	2007
Revenues:
Product sales	$13,814	$9,109	$23,972	$20,358
Development services and grants	2,265	2,049	3,410	4,969
Total revenues	16,079	11,158	27,382	25,327
Cost of revenues:
Product sales	5,543	5,707	10,902	12,761
Development services and grants	1,450	1,243	2,239	2,954
Total cost of revenues	6,993	6,950	13,141	15,715
Gross profit	9,086	4,208	14,241	9,612
Research and development, clinical and regulatory expenses,	899	1,394	1,590	2,182
Selling, marketing, general and administrative expenses	3,209	3,147	4,721	5,587
Operating income (loss)	4,978	(333)	7,930	1,843
Financial income (expenses), net	(457)	967	(175)	2,173
Other income	790	904	790	904
Net income	$5,311	$1,538	$8,545	$4,920

Net income per share -
Basic net income per share of common stock	$0.38	$0.09	$0.69	$0.29

Diluted net income per share of common stock	$0.38	$0.09	$0.67	$0.28

Weighted average number of shares of common stock outstanding during the period used to compute basic net income per share	13,932,097	16,862,457	12,415,704	16,821,527

Weighted average number of shares of common stock outstanding during the period used to compute diluted net income per share	14,162,052	17,308,733	12,673,173	17,309,746

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